Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement Nos. 33-32525, 33-62723 and 333-01557 on Form S-8 and Registration Statement No. 333-08563 on Form S-4 of Northland Cranberries, Inc. of our report dated November 11, 2003, appearing in this Annual Report on Form 10-K of Northland Cranberries, Inc. for the year ended August 31, 2003.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
November 24, 2003